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                                                                    EXHIBIT 23.2


                          CONSENT OF ERNST & YOUNG LLP
                          CERTIFIED PUBLIC ACCOUNTANTS

                          Independent Auditors Consent
                          ----------------------------


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 25, 2001, except for Note 15, as to which the date is February 21, 2001, with respect to the consolidated financial statements of Lamar Capital Corporation included in the Registration Statement (Form S-4) and related Prospectus of Hancock Holding Company for the registration of shares of its Series A 8% Convertible Preferred Stock, $20.00 par value and Common Stock underlying Series A, 3.33 par value.



                                                            ERNST & YOUNG LLP
Jackson, Mississippi
May 2, 2001